                                                                    Exhibit 23.7

                                     CONSENT

         I hereby consent to being named as a person chosen to become a director of M&T Bank Corporation in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the merger of FNB Rochester Corp. with a subsidiary of M&T Bank Corporation.


Dated:  March 23, 1999                         /s/ Michael J. Falcone
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                                               Michael J. Falcone